[Letterhead of Silberstein Ungar, PLLC]

June 21, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Pinacle Enterprise, Inc.

To Whom It May Concern:

Siberstein Ungar, PLLC hereby consents to the use in the Form S-1 Registration Statement under the Securities Act of 1933, filed by Pinacle Enterprise, Inc. of our report dated March 14, 2011, relating to the financial statements of Pinacle Enterprise, Inc., as of and for the period ending January 31, 2011, and the reference to us under the caption "Experts".

Sincerely,


/s/ Silberstein Ungar, PLLC
-----------------------------
Silberstein Ungar, PLLC

Bingham Farms, Michigan

{00041849.DOC;1}